As filed with the Securities and Exchange Commission on September 18, 2013.

SEC File No. 333-191154

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

Amendment No. 1
To
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)
Nevada	6794	01-0949984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2331 Mill Road, Suite 100 Alexandria, VA 22314 Telephone: (703) 232-1701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Doug Croxall 2331 Mill Road, Suite 100 Alexandria, VA 22314 Telephone: (703) 232-1701
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-191154) of Marathon Patent Group, Inc. is being filed solely to file Exhibit 5.1. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, the signature page, and the exhibits filed herewith. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2013.

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ John Stetson
Name: John Stetson
Title: Chief Financial Officer, Secretary and Director
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	Date: September 18, 2013
Doug Croxall

/s/ John Stetson	Chief Financial Officer ,Secretary and Director (Principal Financial and Accounting Officer)	Date: September 18, 2013
John Stetson

*	Director	Date: September 18, 2013
Stuart Smith

*	Director	Date: September 18, 2013
Craig Nard

*	Director	Date: September 18, 2013
William Rosellini

* Executed on September 18, 2013 by Doug Croxall as attorney-in-fact under power of attorney granted in the Registration Statement previously filed on September 13, 2013.

* By:	/s/ Doug Croxall
Doug Croxall
Attorney-in-Fact